Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Mikab Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mikab Corporation as of December 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

August 12, 2021

MIKAB CORPORATION

Consolidated Balance Sheets

As of December 31,

	2020	2019

ASSETS
Current Assets
Cash In Banks	$863,812	$560,174
Accounts Receivable - Net of Allowance	487,239	615,507
Prepaid Insurance	141,625	137,040
Total Current Assets	1,492,676	1,312,721

Fixed Assets
Fixed Assets - Cost	1,597,986	1,569,730
Less: Accumulated Depreciation	(1,460,125)	(1,430,795)
Fixed Assets - Book Value	137,861	138,935

Other Assets
Employee Incentive Mortgages	6,578	38,156

TOTAL ASSETS	$1,637,115	$1,489,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$178,574	$137,669
Total Current Liabilities	178,574	137,669

Other Liabilities
Loan payable - Related Company	0	55,000
Loan Payable - Stockholder	464,078	464,078

Total Liabilities	642,652	656,747

Stockholders’ Equity
Capital Stock	91,720	91,720
Retained Earnings	902,743	741,345
Total Stockholders’ Equity	994,463	833,065

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,637,115	$1,489,812

The accompanying notes are an integral part of the financial statements.

MIKAB CORPORATION

Consolidated Statements of Income and Retained Earnings

For the Years Ended December 31,

	2020	2019

Sales	$4,713,541	$5,487,489

Less: Cost of Goods Sold	(3,277,920)	(3,808,538)

Gross Profit	1,435,621	1,678,951

Less: Operating Expenses	(808,733)	(804,300)

Profit Before Depreciation	626,888	874,651

Less: Depreciation	(29,330)	(39,269)

Profit Before Officers’ Salaries & Other Income	597,558	835,382

Less: Officers’ / Owners’ Salaries	(531,812)	(497,289)
Add: Interest Income	1,801	344
Add: Gain on Sale of Assets	0	4,426

Net Operating Income	67,547	342,863

Non-Recurring Income
Add: PPP Expense Reimbursement	351,370	0

Net Income	418,917	342,863

Add: Retained Earnings - January 1	741,345	490,234
Less: Stockholders’ Life Insurance	(43,496)	(39,501)
Less: Cash Distributions	(214,023)	(52,251)

Retained Earnings - December 31	$902,743	$741,345

The accompanying notes are an integral part of the financial statements.

MIKAB CORPORATION

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2020	2019

Cash Flows from Operating Activities
Net Operating Income	$67,547	$342,863
Adjustments to reconcile net operating income to net cash provided by operating activities:
Depreciation	29,330	39,269
Amortization of employee incentive mortgages	31,578	23,684
PPP Expense Reimbursement	351,370	0
Decrease / (Increase) in Net Accounts Receivable	128,268	(40,173)
(Increase) in Other Assets	(4,585)	(26,969)
Increase / (Decrease) in Accounts Payable	40,905	(85,407)
Net cash provided by operating activities	644,413	253,267

Cash Flows from Investing Activities
Acquisition of Fixed Assets	(28,256)	(43,262)

Cash Flows from Financing Activities
(Repayments) of bank loans	0	(8,026)
(Repayments) / Loans from Stockholders & Related Parties	(55,000)	170,000
Premiums paid for stockholders’ life insurance	(43,496)	(39,501)
Distributions to stockholders	(214,023)	(52,251)
Net cash (used) / provided by financing activities	(312,519)	70,222

Net Increase in Cash and Cash Equivalents	303,638	280,227

Add: Cash and Cash Equivalents - Beginning	560,174	279,947

Cash and Cash Equivalents - Ending	$863,812	$560,174

Supplemental Disclosures:
Interest paid	$0	$0
Income taxes paid	$2,937	$3,612

The accompanying notes are an integral part of the financial statements.

Mikab Corporation

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

NOTE 1 – Summary of Accounting Policies

This summary of accounting policies of Mikab Corporation (the Company) is presented to assist in understanding the entity’s financial statements.

Nature of Activities

Mikab Corporation was incorporated in 1971. The Company is a full service, tower, antenna and cable installation and maintenance telecommunications contractor. Mikab provides services for a diverse set of clients ranging from wireless carriers such as Verizon Wireless & T-Mobile, AM& FM broadcast clients like Entercom & Disney, OEM providers like Motorola & Pyramid Network Services and direct work for municipalities.

Basis of Accounting

The financial statements of the Company have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Uncollected Amounts

Accounts receivable are stated at their full collectible value less an allowance for doubtful accounts for any receivables over six months old from the balance sheet date. The company reviews all receivables prior to the year end and all uncollectible amounts are written off against income. The company expects to collect all the receivables shown on the balances sheet.

	December 31, 2020	December 31, 2019
Accounts Receivable – Total	$574,709	$704,877
Less: Allowance for Doubtful Accounts	87,470	89,370
Accounts Receivable – Net	487,239	615,507

Revenue Recognition

The Corporation adopted Accounting Standards Codification (“ASC”) 606 - Revenue from Contracts with Customers (“ASC 606”) as of January 1, 2019 using the modified retrospective method. This method allows the Corporation to apply ASC 606 to new contracts entered into after January 1, 2019, and to its existing contracts for which revenue earned through December 31, 2018 has been recognized under the guidance in effect prior to the effective date of ASC 606. The revenue recognition processes the Corporation applied prior to the adoption of ASC 606 align with the recognition and measurement guidance of the new standard, therefore adoption of ASC 606 did not require a cumulative adjustment to opening equity in 2019.

Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied, and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Corporation expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Corporation determines are within the scope of ASC 606, the Corporation performs the following five steps: (i) identifies the contracts with a customer; (ii) identifies the performance obligations within the contract; (iii) determines the transaction price; (iv) allocates the transaction price to the performance obligations in the contract; and (v) recognizes revenue when, or as, the Corporation satisfies each performance obligation.

Mikab Corporation

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

NOTE 1 – Summary of Accounting Policies (continued)

Revenue Recognition (continued)

Customers are billed as work is completed and accepted. Extended contracts are billed in segments as completed. The amount of unbilled work in process at the end of a period is immaterial to the financial statements taken as a whole. If a contract has been completed and accepted but not billed at the end of the year, the contract price is accrued as sales in the year completed. Year end sales accruals were $83,545 at December 31, 2020 and $128,438 at December 31, 2019.

Depreciation

Fixed assets are carried at cost. Depreciation of the fixed assets is calculated on the straight-line method over estimated useful lives of 5-15 years.

Fixed Assets	December 31, 2020	December 31, 2019
Trucks and Automobiles	$923,143	$923,143
Equipment	293,543	265,287
Improvements	381,300	381,300
Total Cost	1,597,986	1,569,730
Less: Accumulated Depreciation	(1,460,125)	(1,430,795)
Fixed Assets – Book Value	137,861	138,935

Income Tax Status

Effective January 1, 1981, the Company elected with the consent of its stockholders, to be taxed under the provisions of subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay Federal corporate income tax on its income. Instead, the stockholders are liable for individual Federal income tax on the Company’s taxable income. For tax purposes, income is reported using the income tax basis of accounting.

The same election was made for the State of New Jersey as of January 1, 1995. However, there are minimum taxes due to New Jersey based on the amount of the Company’s revenues. Any tax paid is reported as an expense under Other Operating Expenses.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Major Customers

The Company had three major customers that accounted for 84% of its total sales for the year ended December 31, 2020. Four major customers accounted for 84% of the company’s total sales for the year ended December 31, 2019.

Mikab Corporation

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

NOTE 1 – Summary of Accounting Policies (continued)

Principles of Consolidation

The consolidated financial statements include two other related entities controlled by the Company, New Jersey Tower Service Inc and Mikab Equipment Sales Inc. These companies receive most if not all their revenues from the Company. All intercompany transactions are eliminated in consolidation. Summarized transactions for each subsidiary are as follows:

	New Jersey Tower Service Inc		Mikab Equipment Sales Inc
	2020	2019	2020	2019
Revenues	$171,297	$230,069	$64,000	$76,800
Expenses	(124,725)	(180,547)	(74,917)	(80,026)
Net Income / (Loss)	46,572	49,522	(10,917)	(3,226)

NOTE 2 – Uninsured Cash Balances

The Company maintains demand deposit checking accounts and a money market account at TD Bank. At times during the year, the Company’s cash balance exceeded the FDIC and SPIC insured limits.

NOTE 3 – Non-Recurring Item

As a result of the Corona 19 Virus pandemic, the Company was able to obtain a Paycheck Protection Program loan described in the CARES Act in the amount of $351,370 for payroll and other expense reimbursement in 2020. This loan was completely forgiven in 2021. As a result, the full amount is shown as a non-recurring income for expense reimbursement on the Consolidated Statements of Income and Retained Earnings.

NOTE 4 – Related Party Transactions

Some of the owners of the Company own stock in entities which sell goods and services and lease premises to the Company. These are done as arms length transactions and are as follows:

Entity	Product	2020	2019
New Jersey Tower Service Inc	Services	$171,297	$230,069
Mikab Equipment Sales Inc	Equipment	64,000	76,800
L & W Engineering Corp	Services	0	12,000
29 Aladdin Avenue Realty LLC	Premises Lease	48,000	48,000
75 Second Street Realty LLC	Premises Lease	12,000	12,000
Mikab Realty LLC	Premises Lease	14,400	14,400
Mikab Properties LLC	Premises Lease	96,000	87,000

NOTE 5 – Leasing Arrangements

The Company leases a commercial building under a twenty-year lease beginning October 1, 2009 and ending September 30, 2029, payable in monthly installments of $9,000 from Mikab Properties (a related party as described in Note 3). The Company is required to carry insurance and pay for all needed repairs, maintenance and real estate taxes. The rental amount has been reduced in the last three years to $96,000 in 2020 and $87,000 in 2019 by agreement between the parties.

There are oral month-to-month agreements for the three other premises the Company leases. Beginning in 2021, these three premises will be under five-year lease agreements payable in monthly installments of $3,100 to 29 Aladdin Avenue Realty LLC, $1,200 to 75 Second Street Realty LLC and $1,200 to Mikab Realty LLC. Each has a 3% annual increase for the term of the leases.

Mikab Corporation

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

NOTE 6 – Employee Incentive Mortgages

Several key employees have been given mortgages in the amount of $75,000. These mortgages are being amortized over a nineteen-year period. Some adjustments have been made with specific employees due to unforeseen circumstances. Each of these employees receives a Form 1099 from the Company for their share of the annual mortgage amortization. The unamortized balances of the mortgages are $6,578 and $38,156 on December 31, 2020 and 2019 as shown under other assets on the balance sheet.

NOTE 7 – Stockholders’ Life Insurance

The Company has purchased insurance on the lives of certain stockholders. The Company is both the owner and beneficiary of these policies. The purpose of these policies is to buy back the shares of the stockholder in the event of their death.

The Company also provides whole life insurance to several of the key employees who have been given incentive mortgages as described in Note 6.

NOTE 8 – Retirement Plans

The Company maintains a 401-K retirement plan and a discretionary profit-sharing plan for all qualified employees. There are no significant unfunded liabilities at the years ended December 31, 2020 and 2019. The Company’s retirement plan contributions were $113,670 for 2020 and $88,690 for 2019.

NOTE 9 – Accounting for Uncertain Tax Positions

The Company evaluates all significant tax positions. As of December 31, 2020, the Company does not believe that it has any significant tax positions that would result in additional tax liability to the stockholders of the Company nor does it believe that there are any tax benefits that would increase or decrease within the next twelve months.

The Company’s income tax returns are subject to examination by appropriate taxing authorities. As of December 31, 2020, the Company’s federal and state income tax returns generally remain open for the last three years.

NOTE 10 – Fair Market Value (FMV)

The carrying amounts reflected in the balance sheet for cash and cash equivalents approximate their respective fair values due to the short maturities of those instruments.

These financial statements are required to disclose the methods used to determine the fair value of financial assets and liabilities based on a hierarchy of three levels of input.

Level 1	inputs are based on unadjusted market prices within active markets.

Level 2	inputs are based on quoted prices for similar assets and liabilities in active or inactive markets.

Level 3	inputs would be primarily valued using management assumptions about the assumptions market participants would utilize in pricing the asset or liability.

The company has no financial assets or liabilities requiring fair valuation.

NOTE 11 – Subsequent Events

The Company has evaluated subsequent events through the date which these financial statements were available to be issued.